

<ARTICLE>                     5
<LEGEND>
                     ARTICLE 5 OF REGULATION S-X                      EXHIBIT 27

                       COMMERCIAL AND INDUSTRIAL COMPANIES

 FINANCIAL DATA SCHEDULE WORKSHEET FOR: STANDARD CAPITAL CORPORATION PAGE 1 OF 2

   Review the following list of tags for Article 5 and fill in the correct data in the column(s) provided. Generally only one column of information will be required, however, two columns are provided if required in the Financial Data
Schedule.

   Unless otherwise noted, all tags are required. A response is required for each item within the schedule. Use the value "0" (zero) if information is inapplicable, or unknown. Duplicates may not be used to state financial data except as indicated.

   To include a footnote,  place a number in  parentheses  next to the value and provide  the text of each  corresponding  footnote  at the end of the  worksheet form.
</LEGEND>
<CIK>                                 0000093314
<NAME>                                STANDARD CAPITAL
<MULTIPLIER>                                         1
<CURRENCY>                                  US DOLLARS

<PERIOD-TYPE>                     11-MOS
<FISCAL-YEAR-END>                          JAN-31-2000
<PERIOD-START>                             SEP-24-1998
<PERIOD-END>                               AUG-31-1999
<EXCHANGE-RATE>                                      1
<CASH>                                           2,531
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                 2,531
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                   2,531
<CURRENT-LIABILITIES>                          (8,257)
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       (7,250)
<OTHER-SE>                                      12,975
<TOTAL-LIABILITY-AND-EQUITY>                   (2,531)
<SALES>                                              0
<TOTAL-REVENUES>                                     0
<CGS>                                                0
<TOTAL-COSTS>                                   12,976
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (12,976)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

